                                                                  Exhibit (g)(3)


                               CUSTODIAN AGREEMENT

                                     BETWEEN
                                 REPUBLIC FUNDS
                                       AND
                       REPUBLIC NATIONAL BANK OF NEW YORK

                                TABLE OF CONTENTS
                                                                           Page
1.      Bank Appointed Custodian.............................................1

2.      Definitions..........................................................1
        2.1    Authorized Person.............................................1
        2.2    Security......................................................1
        2.3    Portfolio Security............................................1
        2.4    Officers' Certificate.........................................2
        2.5    Book-Entry System.............................................2
        2.6    Depository....................................................2
        2.7    Proper Instructions...........................................2

3.      Separate Accounts....................................................3

4.      Certification as to Authorized Persons...............................3

5.      Custody of Cash......................................................3
        5.1    Purchase of Securities........................................3
        5.2    Redemptions...................................................4
        5.3    Distributions and Expenses of Fund............................4
        5.4    Payment in Respect of Securities..............................4
        5.5    Repayment of Loans............................................4
        5.6    Repayment of Cash.............................................4
        5.7    Foreign Exchange Transactions.................................4
        5.8    Other Authorized Payments.....................................5
        5.9    Termination...................................................5

6.      Securities...........................................................5
        6.1    Segregation and Registration..................................5
        6.2    Voting and Proxies............................................5
        6.3    Book-Entry System.............................................5
        6.4    Use of a Depository...........................................7
        6.5    Use of Book-Entry System for Commercial Paper.................8
        6.6    Use of Immobilization Programs................................8
        6.7    Eurodollar CDs................................................8
        6.8    Options and Futures Transactions..............................8

               (a)     Puts and Calls Traded on Securities Exchanges,
                       NASDAQ or Over-the-Counter............................8
               (b)     Puts, Calls, and Futures Traded on
                       Commodities Exchanges.................................9

        6.9    Segregated Account............................................9
        6.10   Interest Bearing Call or Time Deposits.......................10
        6.11   Transfer of Securities.......................................11

7.      Redemptions.........................................................12

8.      Merger, Dissolution, etc. of Fund...................................13

9.      Actions of Bank Without Prior Authorization.........................13

10.     Collections and Defaults............................................13

11.     Maintenance of Records and Accounting Services......................14

12.     Fund Evaluation.....................................................15

13.     Concerning the Bank.................................................15
        13.1   Performance of Duties; Standard of Care......................15
        13.2   Agents and Subcustodians with Respect to Property
               of the Fund Held in the United States........................17
        13.3   Duties of the Bank with Respect to Property Held
               Outside of the United States.................................17
        13.4   Insurance....................................................17
        13.5   Fees and Expenses of Bank....................................17
        13.6   Advances by  Bank............................................18

14.     Termination.........................................................18

15.     Confidentiality.....................................................19

16.     Notices.............................................................19

17.     Amendments..........................................................20

18.     Parties.............................................................20

19.     Governing Law.......................................................20

20.     Counterparts........................................................20

21.     Limitation of Liability.............................................20

                               CUSTODIAN AGREEMENT


        AGREEMENT made as of this 1st day of December, 1997, between REPUBLIC FUNDS, a Massachusetts business trust (the "Fund"), and REPUBLIC NATIONAL BANK OF NEW YORK (the "Bank").

        The Fund, an open-end management investment company, desires to place and maintain its portfolio securities and cash (except for those securities and cash held outside the United States in accordance with Section 13.3) in the custody of the Bank. The Bank has at least the minimum qualifications required by Section 17(f)(1) of the Investment Company Act of 1940 (the "1940 Act") to act as custodian of the portfolio securities and cash of the Fund, and has indicated its willingness to so act, subject to the terms and conditions of this Agreement.

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

1. BANK APPOINTED CUSTODIAN. The Fund hereby appoints the Bank as custodian of its portfolio securities and cash delivered to the Bank as hereinafter described and the Bank agrees to act as such upon the terms and conditions hereinafter set forth.

2. DEFINITIONS. Whenever used herein, the terms listed below will have the following meaning:

        2.1 AUTHORIZED PERSON. Authorized Person will mean any of the persons duly authorized to give Proper Instructions or otherwise act on behalf of the Fund by appropriate resolution of its Board of Directors or the Board of Trustees, as the case may be ("the Board"), and set forth in a certificate as required by Section 4 hereof.

        2.2 SECURITY. The term security as used herein will have the same meaning as when such term is used in the Securities Act of 1933, as amended, including, without limitation, any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to a foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to, or option contract to purchase or sell any of the foregoing, and futures, forward contracts and options thereon.

        2.3 PORTFOLIO SECURITY. Portfolio Security will mean any Security owned by the Fund.

        2.4 OFFICERS' CERTIFICATE. Officers' Certificate will mean, unless otherwise indicated, any request, direction, instruction, or certification in writing signed by any two Authorized Persons of the Fund.

        2.5 BOOK-ENTRY SYSTEM. Book-Entry System shall mean the Federal Reserve-Treasury Department Book Entry System for United States government, instrumentality and agency securities operated by the Federal Reserve Bank, its successor or successors and its nominee or nominees.

        2.6 DEPOSITORY. Depository shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 ("Exchange Act"), its successor or successors and its nominee or nominees. The term "Depository" shall further mean and include any other person authorized to act as a depository under the 1940 Act, its successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Board.

        2.7 PROPER INSTRUCTIONS. (a) Proper Instructions shall mean (i) instructions (which may be continuing instructions) regarding the purchase or sale of Portfolio Securities, and payments and deliveries in connection therewith, given by an Authorized Person, such instructions to be given in such form and manner as the Bank and the Fund shall agree upon from time to time, and
(ii) instructions (which may be continuing instructions) regarding other matters given by one or more Authorized Persons. Without limiting the generality of the foregoing, Proper Instructions shall specifically indicate the specific series or portfolio of the Fund to which they relate.

               (b) Oral instructions will be considered Proper Instructions if the Bank reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be promptly confirmed in writing.

               (c) Upon receipt of an Officers' Certificate as to the authorization by the Board accompanied by a detailed description of procedures approved by the Fund, Proper Instructions may include communication effected directly between electro-mechanical or electronic devices.

               (d) The Bank shall act upon and comply with any subsequent Proper Instruction which modifies a prior instruction and the sole obligation of the Bank with respect to any follow-up or confirmatory instruction shall be to make reasonable efforts to detect any discrepancy between the original instruction and such confirmation and to report such discrepancy to the Fund. The Fund shall be responsible, at the Fund's expense, for taking any action, including any reprocessing, necessary to correct any such discrepancy or error, and to the extent such action requires the Bank to act the Fund shall give the Bank specific Proper Instructions as to the action required.

               (e) The Bank shall have no liability hereunder for acting in accordance with Proper Instructions.

3. SEPARATE ACCOUNTS. If the Fund has more than one series or portfolio, the Bank will segregate the assets of each series or portfolio to which this Agreement relates into a separate account for each such series or portfolio containing the assets of such series or portfolio (and all investment earnings thereon) upon receipt of Proper Instructions as to which series or portfolio such asset should be credited. Unless the context otherwise requires, any reference in this Agreement to any actions to be taken by the Fund shall be deemed to refer to the Fund acting on behalf of one or more of its series or portfolios, any reference in this Agreement to any assets of the Fund, including, without limitation, any Portfolio Securities and cash and earnings thereon, shall be deemed to refer only to assets of the applicable series or portfolio, any duty or obligation of the Bank hereunder to the Fund shall be deemed to refer to duties and obligations with respect to the individual series or portfolio, and any obligation or liability of the Fund hereunder shall be binding only with respect to the individual series or portfolio, and shall be discharged only out of the assets of such series or portfolio.

4. CERTIFICATION AS TO AUTHORIZED PERSONS. The Secretary or Assistant Secretary of the Fund will at all times maintain on file with the Bank his or her certification to the Bank, in such form as may be acceptable to the Bank, of (i) the names and signatures of the Authorized Persons and (ii) the names of the members of the Board, it being understood that upon the occurrence of any change in the information set forth in the most recent certification on file (including without limitation any person named in the most recent certification who is no longer an Authorized Person as designated therein), the Secretary or Assistant Secretary of the Fund will sign a new or amended certification setting forth the change and the new, additional or omitted names or signatures. The Bank will be entitled to rely and act upon any Officers' Certificate given to it by the Fund which has been signed by Authorized Persons named in the most recent certification.

5. CUSTODY OF CASH. As custodian for the Fund, the Bank will open and maintain a separate account or separate accounts in the name of the Fund or in the name of the Bank, as Custodian of the Fund, and will deposit to the account of the Fund all of the cash of the Fund, including borrowed funds, delivered to the Bank, except for cash held by a subcustodian appointed pursuant to Section 13.2 hereof, subject only to draft or order by the Bank acting pursuant to the terms of this Agreement. Notwithstanding the provisions of Section 3 hereof, the Bank may maintain a single cash account for all of the Fund's series and portfolios, provided that the Bank maintains appropriate sub-accounting records to identify the cash belonging to each separate series or portfolio. Upon receipt by the Bank of Proper Instructions requesting such payment, designating the payee or the account or accounts to which the Bank will release funds for deposit, and stating that it is for a purpose permitted under the terms of this Section 5, Subsections 6.7, 6.8, 6.9 or 6.10 or Section 8 and specifying the applicable section or subsection or permitted purpose, or describing the purpose of the transaction with sufficient particularity to permit the Bank to ascertain the applicable section or subsection, the Bank will make payments of cash held for the accounts of the Fund.

        5.1 PURCHASE OF SECURITIES. Upon the purchase of securities for the Fund, against contemporaneous receipt of such securities by the Bank or against delivery of such securities to the Bank in accordance with generally accepted settlement practices and customs in the jurisdiction or market in which the transaction occurs, registered in the name of the Fund or in the name of, or properly endorsed and in form for transfer to, the Bank, or a nominee of the Bank, or receipt for the account of the Bank pursuant to the provisions of
Section 6 below, each such payment to be made at the purchase price (including, where applicable, brokerage commissions) shown on a broker's confirmation (or other transaction report in the case of securities maintained in the Book Entry System) of purchase of the securities received by the Bank before such payment is made, as confirmed in the Proper Instructions received by the Bank before such payment is made.

        5.2 REDEMPTIONS. In such amount as may be necessary for the repurchase or redemption of common shares of the Fund offered for repurchase or redemption as specified in Proper Instructions from the Fund's transfer agent in accordance with Section 7 of this Agreement.

        5.3 DISTRIBUTIONS AND EXPENSES OF FUND. For the payment on the account of the Fund of dividends or other distributions to shareholders as may from time to time be declared by the Board, interest, taxes, management or supervisory fees, distribution fees, fees of the Bank for its services hereunder and reimbursement of the expenses and liabilities of the Bank as provided hereunder, fees of any transfer agent, fees for legal, accounting, and auditing services, or other operating expenses of the Fund.

        5.4 PAYMENT IN RESPECT OF SECURITIES. For payments in connection with the conversion, exchange or surrender of Portfolio Securities or securities subscribed to by the Fund held by or to be delivered to the Bank.

        5.5 REPAYMENT OF LOANS. To repay loans of money made to the Fund, but, in the case of final payment, only upon redelivery to the Bank of any Portfolio Securities pledged or hypothecated therefor.

        5.6 REPAYMENT OF CASH. To repay the cash delivered to the Fund for the purpose of collateralizing the obligation to return to the Fund certificates borrowed from the Fund representing Portfolio Securities, but only upon redelivery to the Bank of such borrowed certificates.

        5.7 FOREIGN EXCHANGE TRANSACTIONS. For payments in connection with foreign exchange contracts or options to purchase and sell foreign currencies for spot or future delivery which may be entered into by the Bank on behalf of the Fund upon the receipt of Proper Instructions, such Proper Instructions to specify the currency broker or banking institution (which may be the Bank, or any other subcustodian or agent hereunder, acting as principal) with which the contract or option is made.

        5.8 OTHER AUTHORIZED PAYMENTS. For other authorized transactions of the Fund, or other obligations of the Fund incurred for proper Fund purposes; provided that before making any such payment the Bank will also receive a certified copy of a resolution of the Board signed by an Authorized Person (other than the Person certifying such resolution) and certified by its Secretary or Assistant Secretary, naming the person or persons to whom such payment is to be made, and either describing the transaction for which payment is to be made and declaring it to be an authorized transaction of the Fund, or specifying the amount of the obligation for which payment is to be made, setting forth the purpose for which such obligation was incurred and declaring such purpose to be a proper corporate purpose.

        5.9 TERMINATION. Upon the termination of this Agreement as hereinafter set forth pursuant to Section 8 or Section 14 of this Agreement.

6. SECURITIES.

        6.1 SEGREGATION AND REGISTRATION. Except as otherwise provided herein, and except for securities to be delivered to any subcustodian appointed pursuant to Section 13.2 hereof, the Bank as custodian, will receive and hold pursuant to the provisions hereof, in a separate account or separate accounts and segregated at all times from those of other persons, any and all Portfolio Securities which may now or hereafter be delivered to it by or for the account of the Fund. Notwithstanding the provisions of Section 3 hereof, the Bank may maintain a single account for all of the Fund's series and portfolios, provided that the Bank maintains appropriate sub-accounting records to identify the Portfolio Securities belonging to each separate series or portfolio. All such Portfolio Securities will be held or disposed of by the Bank in accordance with, and subject at all times to, Proper Instructions. Subject to the specific provisions herein relating to Portfolio Securities that are not physically held by the Bank, the Bank will register all Portfolio Securities (unless otherwise directed by Proper Instructions or an Officers' Certificate) in the name of a nominee of the Bank, and will execute and deliver all such certificates in connection therewith as may be required under applicable laws and regulations.

        The Fund will furnish to the Bank appropriate instruments to enable it to hold or deliver in proper form for transfer, or to register in the name of its nominee, any Portfolio Securities which may from time to time be registered in the name of the Fund.

        6.2 VOTING AND PROXIES. Neither the Bank nor any nominee of the Bank will vote any of the Portfolio Securities held hereunder, except in accordance with Proper Instructions or an Officers' Certificate. The Bank will execute and deliver, or cause to be executed and delivered, to the Fund (or the applicable investment adviser) all notices, proxies and proxy soliciting materials received by the Bank with respect to such Portfolio Securities, such proxies to be executed by the registered holder of such Securities (if registered otherwise than in the name of the Fund), but without indicating the manner in which such proxies are to be voted.

        6.3 BOOK-ENTRY SYSTEM. Subject to the authority of the Board to withdraw its approval for the Bank's use of the Book-Entry System, which withdrawal of approval shall be reflected in an Officers' Certificate delivered to the Bank:

               (a) The Bank may keep Portfolio Securities in the Book-Entry System provided that such Portfolio Securities are represented in an account ("Account") of the Bank (or its agent) in such System which shall not include any assets of the Bank (or such agent) other than assets held as a fiduciary, custodian, or otherwise for customers;

               (b) The records of the Bank (and any such agent) with respect to the Fund's participation in the Book-Entry System through the Bank (or any such agent) will identify by book entry Portfolio Securities which are included with other securities deposited in the Account and shall at all times during the regular business hours of the Bank (or such agent) be open for inspection by duly authorized officers, employees or agents of the Fund upon reasonable prior notice. Where Portfolio Securities are transferred to the Account, the Bank shall also, by book entry or otherwise, identify as belonging to the Fund a quantity of securities in fungible bulk of securities (i) registered in the name of the Bank or its nominee, or (ii) shown on the Bank's account on the books of the Federal Reserve Bank;

               (c) The Bank (or its agent) shall pay for Portfolio Securities purchased for the account of the Fund or shall pay cash collateral against the return of Portfolio Securities loaned by the Fund upon receipt of advice from the Book-Entry System that such Portfolio Securities have been transferred to the Account against payment of the purchase price or cash collateral. The Bank shall make an entry on the records of the Bank (or its agent) to reflect such payment and transfer for the account of the Fund.

               (d) The Bank (or its agent) shall transfer securities sold or loaned for the account of the Fund upon receipt of advice from the Book-Entry System that payment for securities sold or payment of the initial cash collateral has been transferred to the Account against the delivery of Portfolio Securities loaned by the Fund. The Bank shall make an entry on the records of the Bank (or its agent) to reflect such transfer and payment for the account of the Fund.

               (e) Copies of all advices from the Book-Entry System of transfers of Securities for the account of the Fund shall be maintained for the Fund by the Bank and shall be provided to the Fund at its request. The Bank shall send the Fund a confirmation, as defined by Rule 17f-4 under the 1940 Act, of any transfers to or from the account of the Fund;

               (f) Upon request of the Fund, the Bank will promptly provide the Fund with any report obtained by the Bank or its agent on the Book-Entry System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Book-Entry System; and

               (g) The Bank shall be liable to the Fund for any loss or damage to the Fund resulting from use of the Book-Entry System by reason of any gross negligence, willful misfeasance or bad faith of the Bank or any of its agents or of any of its or their employees or from any reckless disregard by the Bank or any such agent of its duty to use its best efforts to enforce such rights as it may have against the Book-Entry System; at the election of the Fund and subject to the terms of the Bank's participation in the Book-Entry System, the Fund shall be entitled to be substituted for the Bank in any claim against the Book-Entry System or any other person which the Bank or its agent may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any loss or damage;

        6.4 USE OF A DEPOSITORY. Subject to the authority of the Board to withdraw its approval for the Bank's use of a Depository, which withdrawal of approval shall be reflected in an Officer's Certificate delivered to the Bank:

               (a) The Bank may use a Depository to hold, receive, exchange, release, lend, deliver and otherwise deal with Portfolio Securities including stock dividends, rights and other items of like nature, and to receive and remit to the Bank on behalf of the Fund all income and other payments thereon and to take all steps necessary and proper in connection with the collection thereof;

               (b) Registration of Portfolio Securities may be made in the name of any nominee or nominees used by such Depository;

               (c) Payment for securities purchased and sold may be made through the clearing medium employed by such Depository for transactions of participants acting through it. Upon any purchase of Portfolio Securities, payment will be made only against delivery of the securities to or for the account of the Fund; and the Fund shall pay cash collateral against the return of Portfolio Securities loaned by the Fund against delivery of the Portfolio Securities to or for the account of the Fund; and upon any sale of Portfolio Securities, delivery of the securities will be made only against payment therefor or, in the event Portfolio Securities are loaned, delivery of Portfolio Securities will be made only against receipt of the initial cash collateral to or for the account of the Fund; and

               (d) The Bank shall be liable to the Fund for any loss or damage to the Fund resulting from use of a Depository by reason of any gross negligence, willful misfeasance or bad faith of the Bank or its employees or from any reckless disregard by the Bank of its duty to use its best efforts to enforce such rights as it may have against a Depository. In this connection, the Bank shall use its best efforts to ensure that:

                    (i) The Depository obtains replacement of any certificated Portfolio Security deposited with it in the event such Security is lost, destroyed, wrongfully taken or otherwise not available to be returned to the Bank upon its request;

                    (ii) Any proxy materials received by a Depository with respect to Portfolio Securities deposited with such Depository are forwarded immediately to the Bank;

                    (iii) Such Depository immediately forwards to the Bank confirmation of any purchase or sale of Portfolio Securities and of the appropriate book entry made by such Depository to the Bank's customer account;

                    (iv) Such Depository prepares and delivers to the Bank such records with respect to the performance of the Bank's obligations and duties hereunder as may be necessary for the Fund to comply with the recordkeeping requirements of Section 31(a) of the 1940 Act and the SEC's rules thereunder; and

                    (v) Such Depository delivers to the Bank all internal accounting control reports, whether or not audited by an independent public accountant, as well as such other reports as the Fund may reasonably request in order to verify the Portfolio Securities held by such Depository.

        6.5 USE OF BOOK-ENTRY SYSTEM FOR COMMERCIAL PAPER. [RESERVED]

        6.6 USE OF IMMOBILIZATION PROGRAMS. [RESERVED]

        6.7 EURODOLLAR CDS. Any Portfolio Securities which are Eurodollar CDs may be physically held by the European branch of the U.S. banking institution that is the issuer of such Eurodollar CD (a "European Branch"), provided that such Securities are identified on the books of the Bank as belonging to the Fund and that the books of the Bank identify the European Branch holding such Securities. Notwithstanding any other provision of this Agreement to the contrary, except as stated in the first sentence of this subsection 6.7, the Bank shall be under no other duty with respect to such Eurodollar CDs belonging to the Fund, and shall have no liability to the Fund or its shareholders with respect to the actions or inactions, whether negligent or otherwise, of such European Branch in connection with such Eurodollar CDs, except for any loss or damage to the Fund resulting from the Bank's own gross negligence, willful misfeasance or bad faith in the performance of its duties hereunder.

        6.8 OPTIONS AND FUTURES TRANSACTIONS.

               (a) Puts and Calls Traded on Securities Exchanges, NASDAQ or Over-the-Counter.

               1. The Bank shall take action regarding escrow or other arrangements as to put options ("puts") and call options ("calls") purchased or sold (written) by the Fund (i) in accordance with the provisions of any agreement entered into upon receipt of Proper Instructions between the Bank, any broker-dealer registered under the Exchange Act and a member of the National Association of Securities Dealers, Inc. (the "NASD"), and, if necessary, the Fund relating to the compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations.

               2. Unless another agreement requires it to do so, the Bank shall be under no duty or obligation to see that the Fund has deposited or is maintaining adequate margin, if required, with any broker in connection with any option, nor shall the Bank be under duty or obligation to present such option to the broker for exercise unless it receives Proper Instructions from the Fund. The Bank shall have no responsibility for the legality of any put or call purchased or sold on behalf of the Fund, the propriety of any such purchase or sale, or the adequacy of any collateral delivered to a broker in connection with an option or deposited to or withdrawn from a Segregated Account (as defined in subsection 6.9 below). The Bank specifically, but not by way of limitation, shall not be under any duty or obligation to: (i) periodically check or notify the Fund that the amount of such collateral held by a broker or held in a Segregated Account is sufficient to protect such broker or the Fund against any loss; (ii) effect the return of any collateral delivered to a broker; or (iii) advise the Fund that any option it holds has or is about to expire. Such duties or obligations shall be the sole responsibility of the Fund.

               (b) Puts, Calls and Futures Traded on Commodities Exchanges

                    1. The Bank shall take action as to puts, calls and futures contracts ("Futures") purchased or sold by the Fund in accordance with the provisions of any agreement entered into upon receipt of Proper Instructions among the Fund, the Bank and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market (as such term is used in the rules of the Commodities Futures Trading Commission), or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund.

                    2. The responsibilities and liabilities of the Bank as to futures, puts and calls traded on commodities exchanges, any Futures Commission Merchant account and the Segregated Account shall be limited as set forth in subparagraph (a)(2) of this Section 6.8 as if such subparagraph referred to Futures Commission Merchants rather than brokers, and Futures and puts and calls thereon instead of options.

        6.9 SEGREGATED ACCOUNT. The Bank shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts (each a "Segregated Account") for and on behalf of the Fund in connection with the activities set forth below.

               1. Upon receipt of Proper Instructions cash and/or Portfolio Securities may be transferred into the Segregated Account or Accounts:

                    (a) in accordance with the provisions of any agreement among the Fund, the Bank and a broker-dealer registered under the Exchange Act and a member of the NASD or any Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange or the Commodity Futures Trading Commission or any registered Contract Market, or of any similar organizations regarding escrow or other arrangements in connection with transactions by the Fund;

                    (b) for the purpose of segregating cash or securities in connection with options purchased or written by the Fund or commodity futures purchased or written by the Fund;

                    (c) for the deposit of liquid assets, such as cash, U.S. Government securities or other high grade debt obligations in connection with the Fund's forward commitment or "when-issued" agreements relating to the purchase of Portfolio Securities and the Fund's commitments under reverse repurchase agreements;

                    (d) for the deposit of any Portfolio Securities which the Fund has agreed to sell on a forward commitment basis;

                    (e) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of Segregated Accounts by registered investment companies; or

                    (f) for other proper corporate purposes, but only, in the case of this clause (f), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board, signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such Segregated Account and declaring such purposes to be proper corporate purposes.

               2. Upon receipt of Proper Instructions, cash and/or Portfolio Securities may be withdrawn from the Segregated Account or Accounts.

                    (a) in accordance with the provisions of any agreements referenced in (a) or (b) above;

                    (b) for sale or delivery to meet the Fund's obligations under outstanding firm commitment or when-issued agreements for the purchase of Portfolio Securities and under reverse repurchase agreements;

                    (c) for exchange for other liquid assets of equal or greater value deposited in the Segregated Account;

                    (d) to the extent that the Fund's outstanding forward commitment or when-issued agreements for the purchase of Portfolio Securities or reverse repurchase agreements are sold to other parties or the Fund's obligations thereunder are met from assets of the Fund other than those in the Segregated Account; or

                    (e) for delivery upon settlement of a forward commitment agreement for the sale of Portfolio Securities.

        6.10 INTEREST BEARING CALL OR TIME DEPOSITS. The Bank shall, upon receipt of Proper Instructions relating to the purchase by the Fund of interest-bearing fixed-term and call deposits, transfer cash, by wire or otherwise, in such amounts and to such bank or banks as shall be indicated in such Proper Instructions. The Bank shall include in its records with respect to the assets of the Fund appropriate notation as to the amount of each such deposit and the banking institution with which such deposit is made (the "Deposit Bank"), and shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Bank by the Deposit Bank. Such deposits shall be deemed Portfolio Securities of the Fund and the responsibility of the Bank therefore shall be the same as and no greater than the Bank's responsibility in respect of other Portfolio Securities of the Fund.

        6.11 TRANSFER OF SECURITIES. The Bank will transfer, exchange, deliver or release Portfolio Securities held by it hereunder, insofar as such Securities are available for such purpose, provided that before making any transfer, exchange, delivery or release under this Section the Bank will receive Proper Instructions requesting such transfer, exchange or delivery stating that it is for a purpose permitted under the terms of this Section 6.11, specifying the applicable subsection or permitted purpose, or describing the purpose of the transaction with sufficient particularity to permit the Bank to ascertain the applicable subsection, only:

                    (a) upon sales of Portfolio Securities for the account of the Fund, against contemporaneous receipt by the Bank of payment therefor in full or against payment to the Bank in accordance with generally accepted settlement practices and customs in the jurisdiction or market in which the transaction occurs, each such payment to be in the amount of the sale price (including, where applicable, brokerage commissions) shown in a broker's confirmation (or other transaction report in the case of securities maintained in the Book Entry System) of sale of the Portfolio Securities received by the Bank before such transfer is made, as confirmed in the Proper Instructions received by the Bank before such transfer is made;

                    (b) in exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan of merger, consolidation, reorganization, share split-up, change in par value, recapitalization or readjustment or otherwise, upon exercise of subscription, purchase or sale or other similar rights represented by such Portfolio Securities, or for the purpose of tendering shares in the event of a tender offer therefor, provided however that in the event of an offer of exchange, tender offer, or other exercise of rights requiring the physical tender or delivery of Portfolio Securities, the Bank shall have no liability for failure to so tender in a timely manner unless such Proper Instructions are received by the Bank at least two business days prior to the date required for tender, and unless the Bank (or its agent or subcustodian hereunder) has actual possession of such Security at least two business days prior to the date of tender;

                    (c) upon conversion of Portfolio Securities pursuant to their terms into other securities;

                    (d) for the purpose of redeeming in kind shares of the Fund upon authorization from the Fund;

                    (e) in the case of option contracts owned by the Fund, for presentation to the endorsing broker;

                    (f) when such Portfolio Securities are called, redeemed or retired or otherwise become payable;

                    (g) for the purpose of effectuating the pledge of Portfolio Securities held by the Bank in order to collateralize loans made to the Fund by any bank, including the Bank; provided, however, that such Portfolio Securities will be released only against payment to the Bank for the account of the Fund of the moneys borrowed, as set forth in the Proper Instructions, except that in cases where additional collateral is required to secure a borrowing already made, and such fact is made to appear in the Proper Instructions, further Portfolio Securities may be released for that purpose without any such payment. In the event that any such pledged Portfolio Securities are held by the Bank, they will be so held for the account of the lender and, after notice to the Fund from the lender in accordance with the normal procedures of the lender that an event of deficiency or default on the loan has occurred, the Bank may deliver such pledged Portfolio Securities to or for the account of the lender;

                    (h) for the purpose of releasing certificates representing Portfolio Securities, against contemporaneous receipt by the Bank of the consideration for such Portfolio Securities, as set forth in the Proper Instructions received by the Bank before such payment is made;

                    (i) for the purpose of delivering securities lent by the Fund to a bank or broker dealer, but only against receipt in accordance with street delivery custom of adequate collateral as agreed upon from time to time by the Fund and the Bank or otherwise set forth in the Proper Instructions;

                    (j) upon receipt of payment in connection with any repurchase agreement relating to such securities entered into by the Fund;

                    (k) for other authorized transactions of the Fund or for other proper corporate purposes; provided that before making such transfer, the Bank will also receive a certified copy of resolutions of the Board, signed by an authorized officer of the Fund (other than the officer certifying such resolution) and certified by its Secretary or Assistant Secretary, specifying the Portfolio Securities to be delivered, setting forth the transaction in or purpose for which such delivery is to be made, declaring such transaction to be an authorized transaction of the Fund or such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made; and

                    (l) upon termination of this Agreement as hereinafter set forth pursuant to Section 8 or Section 14 of this Agreement.

        As to any deliveries made by the Bank pursuant to subsections (a), (b),
(c), (e), (f), (g), (h), (i) and (j) securities or cash receivable in exchange therefor shall be delivered to the Bank.

7. REDEMPTIONS. In the case of payment of assets of the Fund held by the Bank in connection with redemptions and repurchases by the Fund of outstanding common shares, the

Bank will rely on notification by the Fund's transfer agent of receipt of a request for redemption and certificates, if issued, in proper form for redemption before such payment is made.

8. MERGER, DISSOLUTION, ETC. OF FUND. In the case of the following transactions, not in the ordinary course of business of which the Bank has received notice, namely, the merger of the Fund into or the consolidation of the Fund with another investment company where the Fund is not the surviving entity, the sale by the Fund of all, or substantially all, of its assets to another investment company, or the liquidation or dissolution of the Fund and distribution of its assets, the Bank will deliver the Portfolio Securities held by it under this Agreement and disburse cash only upon the order of the Fund set forth in an Officers' Certificate, accompanied by a certified copy of a resolution of the Board authorizing any of the foregoing transactions. Upon completion of such delivery and disbursement and the payment of the fees, disbursements and expenses of the Bank, this Agreement will terminate.

9. ACTIONS OF BANK WITHOUT PRIOR AUTHORIZATION. Notwithstanding anything herein to the contrary, unless and until the Bank receives an Officers' Certificate to the contrary, it will without prior authorization or instruction of the Fund or the transfer agent:

        9.1 Endorse for collection and collect on behalf of and in the name of the Fund all checks, drafts, or other negotiable or transferable instruments or other orders for the payment of money received by it for the account of the Fund and hold for the account of the Fund all income, dividends, interest and other payments or distribution of cash with respect to the Portfolio Securities held thereunder;

        9.2 Present for payment all coupons and other income items held by it for the account of the Fund which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Fund;

        9.3 Receive and hold for the account of the Fund all securities received as a distribution on Portfolio Securities as a result of a stock dividend, share split-up, reorganization, recapitalization, merger, consolidation, readjustment, distribution of rights and similar securities issued with respect to any Portfolio Securities held by it hereunder;

        9.4 Execute as agent on behalf of the Fund all necessary ownership and other certificates and affidavits as may be required to obtain payment in respect of Portfolio Securities owned by the Fund;

        9.5 Present for payment all Portfolio Securities which are called, redeemed, retired or otherwise become payable, and hold cash received by it upon payment for the account of the Fund; and

        9.6 Exchange interim receipts or temporary securities for definitive securities.

10. COLLECTIONS AND DEFAULTS. The Bank will use all reasonable efforts to collect any funds which to its knowledge become collectible arising from Portfolio Securities, including dividends, interest and other income, and to transmit to the Fund notice actually received by it of any call for redemption, offer of exchange, right of subscription, reorganization or other proceedings affecting such securities. If Portfolio Securities upon which such income is payable are in default or payment is refused after due demand or presentation, the Bank will notify the Fund (or the applicable investment adviser) in writing of any default or refusal to pay within five business days from the day on which it receives knowledge of such default or refusal. In addition, the Bank will send the Fund a written report once each month showing any income on any Portfolio Security held by it which is more than ten days overdue on the date of such report and which has not previously been reported.

11. MAINTENANCE OF RECORDS AND ACCOUNTING SERVICES.

        11.1 Subject to the provisions of subsection 11.2 below:

               The Bank will maintain records with respect to transactions for which the Bank is responsible pursuant to the terms and conditions of this Agreement, and in compliance with the applicable rules and regulations of the 1940 Act and will furnish the Fund daily with a statement of condition of the Fund. The Bank will furnish to the Fund at the end of every month, and at the close of each quarter of the Fund's fiscal year, a list of the Portfolio Securities and the aggregate amount of cash held by it for the Fund. The books and records of the Bank pertaining to its actions under this Agreement and reports by the Bank or its independent accountants concerning its accounting system, procedures for safeguarding securities and internal accounting controls will be open to inspection and audit during business hours by officers of or auditors employed by the Fund upon reasonable prior notice (except in the case of surprise audits required by Rule 17f-2 under the 1940 Act), and will be preserved by the Bank in the manner and in accordance with the applicable rules and regulations under the 1940 Act.

               The Bank shall keep the books of account and render statements or copies from time to time as reasonably requested by the Treasurer or any executive officer of the Fund.

               The Bank shall assist generally in the preparation of reports to shareholders and others, audits of accounts, and other ministerial matters of like nature.

               The books and records maintained by the Bank on behalf of the Fund are the property of the Fund and will be surrendered upon request in accordance with Section 14.

        11.2 The Bank, the Fund and Investors Bank & Trust Company ("IBT") by letter dated November 25, 1997, have agreed that IBT shall be responsible for the accounting services contemplated by Section 11.1 hereof. To that end, the Bank shall provide IBT daily reports of Portfolio Securities and cash held on behalf of the Fund, trade confirmations for transactions involving Portfolio Securities, reports regarding corporate actions involving Portfolio Securities, notification of voluntary corporate actions involving Portfolio Securities elected by the Fund, and such other information as IBT shall reasonably request.

12. FUND EVALUATION.

        12.1 Subject to the provisions of Section 12.2 below:

               The Bank shall compute and, unless otherwise directed by the Board, determine as of the close of business on the New York Stock Exchange on each day on which said Exchange is open for unrestricted trading and as of such other hours, if any, as may be authorized by the Board the net asset value and the public offering price of a share of capital stock of the Fund, such determination to be made in accordance with the provisions of the Articles and By-laws of the Fund and Prospectus and Statement of Additional Information relating to the Fund, as they may from time to time be amended, and any applicable resolutions of the Board at the time in force and applicable; and promptly notify the Fund, the proper exchange and the NASD or such other persons as the Fund may request, of the results of such computation and determination.

               In computing the net asset value hereunder, the Bank may rely in good faith upon information furnished to it by any Authorized Person in respect of (i) the manner of accrual of the liabilities of the Fund and in respect of liabilities of the Fund not appearing on its books of account kept by the Bank,
(ii) reserves, if any, authorized by the Board or that no such reserves have been authorized, (iii) the source of the quotations to be used in computing the net asset value, (iv) the value to be assigned to any security for which no price quotations are available, and (v) the method of computation of the public offering price on the basis of the net asset value of the shares, and the Bank shall not be responsible for any loss occasioned by such reliance or for any good faith reliance on any quotations received from a source pursuant to (iii) above.

        12.2 The Bank, the Fund and IBT by letter dated November 25, 1997, have agreed that IBT shall be responsible for the services contemplated by Section
12.1 hereof. To that end, the Bank shall provide IBT daily reports of Portfolio Securities and cash held on behalf of the Fund, trade confirmations for transactions involving Portfolio Securities, reports regarding corporate actions involving Portfolio Securities, notification of voluntary corporate actions involving Portfolio Securities elected by the Fund, and such other information as IBT shall reasonably request.

13. CONCERNING THE BANK.

        13.1 PERFORMANCE OF DUTIES AND STANDARD OF CARE. In performing its duties hereunder and any other duties listed on any Schedule hereto, if any, the Bank will be entitled to receive and act upon the advice of independent counsel of its own selection, which may be counsel for the Fund, and will be without liability for any action taken or thing done or omitted to be done in accordance with this Agreement in good faith in conformity with such advice. In the performance of its duties hereunder, the Bank will be protected and not be liable, and will be indemnified and held harmless for any action taken or omitted to be taken by it in good faith reliance upon the terms of this Agreement, any Officers' Certificate, Proper Instructions, resolution of the Board, telegram, notice, request, certificate or other instrument reasonably believed by the Bank to be genuine and for any other loss to the Fund except in the case of its gross negligence, willful misfeasance or bad faith in the performance of its duties or reckless disregard of its obligations and duties hereunder.

        Without limiting the generality of the foregoing, the Bank will be under no duty or obligation to inquire into and will not be liable for:

               (a) the validity of the issue of any Portfolio Securities purchased by or for the Fund, the legality of the purchases thereof or the propriety of the price paid therefor;

               (b) the legality of any sale of any Portfolio Securities by or for the Fund or the propriety of the amount for which the same are sold;

               (c) the legality of an issue or sale of any common shares of the Fund or the sufficiency of the amount to be received therefor;

               (d) the legality of the repurchase of any common shares of the Fund or the propriety of the amount to be paid therefor;

               (e) the legality of the declaration of any dividend by the Fund or the legality of the distribution of any Portfolio Securities as payment in kind of such dividend;

               (f) the legality of any put or call option or futures contract purchased or sold on behalf of the Fund;

               (g) the propriety of any investment or contract decision made on behalf of the Fund;

               (h) the adequacy of any collateral provided to the Fund by any third party, or to a third party on behalf of the Fund;

               (i) the compliance or non-compliance by the Fund with the terms of any contract or agreement entered into by the Fund;

               (j) the selection of brokers, dealers, banking institutions, futures commission merchant or other parties with which the Fund deals or for their failure to comply with the terms of any contracts or agreements between such persons and the Fund; or

               (k) any property or moneys of the Fund unless and until received by it, and any such property or moneys delivered or paid by it pursuant to the terms hereof.

        Moreover, the Bank will not be under any duty or obligation to ascertain whether any Portfolio Securities at any time delivered to or held by it for the account of the Fund are such as may properly be held by the Fund under the provisions of its Articles, By-laws, any federal or state statutes or any rule or regulation of any governmental agency.

        Notwithstanding anything in this Agreement to the contrary, in no event shall the Bank be liable hereunder or to any third party:

               (a) for any losses or damages of any kind resulting from acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation, or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events except as results from the Bank's own gross negligence; or

               (b) for special, punitive or consequential damages arising from the provision of services hereunder, even if the Bank has been advised of the possibility of such damages.

        13.2 AGENTS AND SUBCUSTODIANS WITH RESPECT TO PROPERTY OF THE FUND HELD IN THE UNITED STATES. The Bank may employ agents in the performance of its duties hereunder and shall be responsible for the acts and omissions of such agents as if performed by the Bank hereunder.

        Upon receipt of Proper Instructions, the Bank may employ subcustodians, provided that any such subcustodian meets at least the minimum qualifications required by Section 17(f)(1) of the 1940 Act to act as a custodian of the Fund's assets with respect to property of the Fund held in the United States. The Bank shall have no liability to the Fund or any other person by reason of any act or omission of such subcustodian and the Fund shall indemnify the Bank and hold it harmless from and against any and all actions, suits and claims, arising directly or indirectly out of the performance of such subcustodian. Upon request of the Bank, the Fund shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity. The Fund shall pay all fees and expenses of such subcustodian.

        13.3 DUTIES OF THE BANK WITH RESPECT TO PROPERTY OF THE FUND HELD OUTSIDE OF THE UNITED STATES.

        Unless and until such time as this Agreement is amended to appoint the Bank as custodian for the Fund's Portfolio Securities and other assets maintained outside the United States, the Bank shall have no responsibility for the Fund's non-U.S. assets, except for such non-U.S. assets as may be expressly delivered to the Bank for custody hereunder.

        13.4 INSURANCE. The Bank shall use the same care with respect to the safekeeping of Portfolio Securities and cash of the Fund held by it as it uses in respect of its own similar property but it need not maintain any special insurance for the benefit of the Fund.

        13.5. FEES AND EXPENSES OF BANK. The Fund will pay or reimburse the Bank from time to time for any transfer taxes payable upon transfer of Portfolio Securities made hereunder, and for all disbursements, expenses and charges made or incurred by the Bank in the performance of this Agreement (including any duties listed on any Schedule hereto, if any) including any indemnities for any loss, liabilities or expense to the Bank as provided above. For the services rendered by the Bank hereunder, the Fund will pay to the Bank such compensation or fees at such rate and at such times as shall be agreed upon in writing by the parties from time to time. The Bank will also be entitled to reimbursement by the Fund for all reasonable expenses incurred in conjunction with termination of this Agreement by the Fund.

        13.6 ADVANCES BY BANK. The Bank may, in its sole discretion, advance funds on behalf of the Fund to make any payment permitted by this Agreement upon receipt of any Proper Instructions for such payments by the Fund. Should such a payment or payments, with advanced funds, result in an overdraft (due to insufficiencies of the Fund's account with the Bank, or for any other reason) this Agreement deems any such overdraft or related indebtedness a loan made by the Bank to the Fund payable on demand and bearing interest at the current rate charged by the Bank for such loans unless the Fund shall provide the Bank with agreed upon compensating balances. The Fund agrees that, to the extent of any overdraft or indebtedness, the Bank shall have a continuing lien and security interest in and to, and may exercise a right of set-off against, any property at any time held by it for the Fund's benefit or in which the Fund has an interest and which is then on deposit with or otherwise in the Bank's possession or control (or in the possession or control of any third party acting on the Bank's behalf). The Fund will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers and assurances as the Bank reasonably may require to perfect the lien and security interest herein provided for in the property of the Fund. The Fund authorizes the Bank, in its sole discretion, at any time to charge any overdraft or indebtedness, together with interest due thereon, against any balance of account standing to the credit of the Fund on the Bank's books.

14. TERMINATION.

        14.1 This Agreement may be terminated at any time without penalty upon sixty days written notice delivered by either party to the other by means of registered mail, and upon the expiration of such sixty days this Agreement will terminate; provided, however, that the effective date of such termination may be postponed to a date not more than ninety days from the date of delivery of such notice (i) by the Bank in order to prepare for the transfer by the Bank of all of the assets of the Fund held hereunder, and (ii) by the Fund in order to give the Fund an opportunity to make suitable arrangements for a successor custodian. At any time after the termination of this Agreement, the Fund will, at its request, have access to the records of the Bank relating to the performance of its duties as custodian.

        14.2 In the event of the termination of this Agreement, the Bank will immediately upon receipt or transmittal, as the case may be, of notice of termination, commence and prosecute diligently to completion the transfer of all cash and the delivery of all Portfolio Securities duly endorsed and all records maintained under Section 11 to the successor custodian when appointed by the Fund. The obligation of the Bank to deliver and transfer over the assets of the Fund held by it directly to such successor custodian will commence as soon as such successor is appointed and will continue until completed as aforesaid. If the Fund does not select a successor custodian within ninety (90) days from the date of delivery of notice of termination the Bank may, subject to the provisions of subsection 14.3, deliver the Portfolio Securities and cash of the Fund held by the Bank to a bank or trust company of its own selection which meets the requirements of

Section 17(f)(1) of the 1940 Act and has a reported capital, surplus and undivided profits aggregating not less than $2,000,000, to be held as the property of the Fund under terms similar to those on which they were held by the Bank, whereupon such bank or trust company so selected by the Bank will become the successor custodian of such assets of the Fund with the same effect as though selected by the Board.

        14.3 Prior to the expiration of ninety (90) days after notice of termination has been given, the Fund may furnish the Bank with an order of the Fund advising that a successor custodian cannot be found willing and able to act upon reasonable and customary terms and that there has been submitted to the shareholders of the Fund the question of whether the Fund will be liquidated or will function without a custodian for the assets of the Fund held by the Bank. In that event the Bank will deliver the Portfolio Securities and cash of the Fund held by it, subject as aforesaid, in accordance with one of such alternatives which may be approved by the requisite vote of shareholders, upon receipt by the Bank of a copy of the minutes of the meeting of shareholders at which action was taken, certified by the Fund's Secretary and an opinion of counsel to the Fund in form and content satisfactory to the Bank.

15. CONFIDENTIALITY. Both parties hereto agree that any non-public information obtained hereunder concerning the other party is confidential and may not be disclosed to any other person without the consent of the other party, except as may be required by applicable law, regulation, court order, decrees or legal process or the request of a governmental agency. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, without bond or other security, to an injunction or injunctions to prevent breaches of this provision.

16. NOTICES. Any notice or other instrument in writing authorized or required by this Agreement to be given to either party hereto will be sufficiently given if addressed to such party and mailed or delivered to it at its office at the address set forth below; namely:

        (a) In the case of notices sent to the Fund to:

        Republic Funds
        c/o BISYS Fund Services
        3435 Stelzer Road, Suite 1000
        Columbus, Ohio  43219-8001
        Attn:  ____________

        (b) In the case of notices (other than Proper Instructions) sent to the Bank to:

        Republic National Bank of New York
        452 Fifth Avenue
        New York, New York  10018
        Attention:  _______________

or at such other place as such party may from time to time designate in writing.

17. AMENDMENTS. This Agreement may not be altered or amended, except by an instrument in writing, executed by both parties.

18. PARTIES. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the Fund without the written consent of the Bank or by the Bank without the written consent of the Fund; and provided further that termination proceedings pursuant to Section 14 hereof will not be deemed to be an assignment within the meaning of this provision.

19. GOVERNING LAW. This Agreement and all performance hereunder will be governed by the laws of the State of New York.

20. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

21. LIMITATION OF LIABILITY. A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Agreement has been executed on behalf of the Fund by an officer of the Fund as an officer and not individually and the obligations of the Fund arising out of this Agreement are not binding upon any of the trustees, officers, or shareholders of the Fund individually but are binding only upon the assets and property of the Fund.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first written above.


REPUBLIC FUNDS

By:

Name:
Title:


REPUBLIC NATIONAL BANK OF NEW YORK

By:

Name:
Title:

DATE:  December 1, 1997